UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) March 5, 2007



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



            STATE OF DELAWARE                  1-143           38-0572515
            -----------------                  -----           ----------
        (State or other jurisdiction of     (Commission     (I.R.S. Employer
        Incorporation or Organization)      File Number)   Identification No.)

      300 Renaissance Center, Detroit, Michigan                 48265-3000
      -----------------------------------------                 ----------
      (Address of Principal Executive Offices)                  (Zip Code)



      Registrant's telephone number, including area code (313) 556-5000
                                                         --------------








================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR
    240.14a-12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03(a)  Amendments to Articles of Incorporation or Bylaws;
              Change in Fiscal Year

On March 5, 2007, the Board of Directors of General Motors Corporation approved amendments to the Corporation's Bylaws effective immediately.

Section 2.1, which establishes the number of directors as 12 unless changed from time to time by resolution of the Board of Directors, was amended to add that the Board will not change the number of directors to less than 3 nor more than 17 without the consent of GM's stockholders. (The current number of directors, established by resolution of the Board, is 11.) The amendment also added a provision stating that there is no vacancy on the Board as long as the number of directors in office is equal to the number of directors established in Section
2.1 or by a resolution of the directors pursuant to Section 2.1.

In addition, Section 3.1 was amended to provide that the standing committees of the Board include (rather than comprise) the committees listed in that section, and to authorize the Board to establish an administrative committee to deal with matters that are not expressly reserved to the jurisdiction of the Board or one of its committees according to its delegation of authority and are not otherwise significant. Section 3.2 has been amended to identify the specific committees of the Board for which the members and chairmen shall be elected annually and that are subject to the requirements that only Independent Directors shall be members, rather than refer to the standing committees of the Board.


ITEM 9.01  Financial Statements and Exhibits

Exhibit          Description
-------          --------------------------------------------------------------

3.1              Bylaws of General Motors Corporation, as amended March 5, 2007




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  March 9, 2007                 By:  /s/ NICK S. CYPRUS
                                     ---  ------------------
                                          (Nick S. Cyprus
                                           Controller and
                                           Chief Accounting Officer)